UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2003

PACIFIC CREST CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4437818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 0-22732

30343 Canwood Street
Agoura Hills, California 91301
(Address of principal executive offices and zip code)

(818) 865-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events.

On May 30, 2003, Pacific Crest Capital, Inc. reported that it is redeeming $7,250,000, or 42%, of the 9.375% Trust Preferred Securities issued by its wholly owned subsidiary, PCC Capital I.  The securities will be redeemed at par value, plus accrued interest, on June 30, 2003.

This redemption represents a partial call of the $17,250,000 securities outstanding, which will be funded by the existing cash resources of the Company.  After the retirement, there will be $10,000,000 still outstanding of the 9.375% Trust Preferred Securities.

The $7,250,000 redemption of the 9.375% Trust Preferred Securities will result in a second quarter charge of $359,000 on a pre-tax basis, or $208,000 after tax, in order to expense the pro rata portion of the deferred issuance costs related to these securities.

This redemption will be done on a lottery basis pursuant to the Trust Preferred Securities Agreement.  Therefore, individual holders of the 9.375% Trust Preferred Securities may have all or none of their holdings redeemed depending on the lottery results.

The Company’s press release announcing the $7,250,000 redemption of the 9.375% Trust Preferred Securities is attached as Exhibit 99.1 to this report.

Item 7.                                                           Financial Statements and Exhibits.

(c)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Registrant dated May 30, 2003 reporting the $7,250,000 redemption of the 9.375% Trust Preferred Securities.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Crest Capital, Inc.
(Registrant)

Date: June 2, 2003	By:	/s/ ROBERT J. DENNEN
Robert J. Dennen
Senior Vice President and
Chief Financial Officer